UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 18, 2005

ITEC ENVIRONMENTAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

033-31067
(Commission File Number)

311705310
(IRS Employer Identification No.)

5300 Claus Rd., Box 760
Riverbank, CA. 95367
(Address of principal executive offices)(Zip Code)

(209) 881-3523
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

Pursuant to the “safe harbor” private offering exemption provided by Rule 506 of Regulation D under Section 4(2) and of the Securities Act of 1933 (the “Exemption”), on August 18, 2005 Itec Environmental Group, Inc., a Delaware corporation (the “Company” or “Itec”) entered into certain material definitive agreements with The Elevation Fund, LLC, a Delaware limited liability company (“Elevation”) including, but not limited to the following: (i) Loan Agreement, (ii) $600,000 Senior Secured Convertible Promissory Note, (iii) Common Stock Purchase Warrant to purchase 8,500,000 shares, exercise price of $.001 per share, and (iv) Security Agreement (collectively the “Transaction Documents”).

Pursuant to the Transaction Documents, Elevation loaned Itec $600,000 (the “Loan”), which shall be repaid by Itec upon the earlier of either (i) November 1, 2005, or (ii) completion of the contemplated financing through Itec’s investment bank, Brean Murray & Co., Inc. (“BMCI”) of $7,500,000 (the “Financing”). The Loan is secured by all the assets of the Company. In connection with the Loan, Elevation received a Common Stock Purchase Warrant to purchase 8,500,000 shares of Itec. The shares of common stock underlying the warrant are exerciseable for $.001 per share. At the option of Elevation, all principal and interest due and owing pursuant to the Transaction Documents may be converted into the securities offered by Itec in connection with the Financing.

Pursuant to the Transaction Documents, Elevation received from the Company a $20,000 “origination” fee and Itec paid $15,000 of Elevation’s legal fees in connection with the negotiation and drafting of the Transaction Documents.

For purposes of the Exemption, the Company relied upon (i) certain representations and warranties of Elevation made pursuant to the Transaction Documents, and (ii) its own independent investigation to confirm said representations and warranties.

Section 9. Financial Statements and Exhibits.

Item 9.01 Financial Statements and Exhibits

(c)  Exhibits.

Exhibit Number	Description
10.1	Loan Agreement
10.2	Promissory Note
10.3	Common Stock Purchase Warrant
10.4	Security Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ITEC ENVIRONMENTAL GROUP, INC. (Name of Registrant)

Date: August 22, 2005	By:	/s/ Gary De Laurentiis
Name: Gary De Laurentiis
Its: CEO

EXHIBIT INDEX

Exhibit Number	Description	Location

10.1	Loan Agreement	Attached

10.2	Promissory Note	Attached

10.3	Common Stock Purchase Warrant	Attached

10.4	Security Agreement	Attached